CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the capition "Experts" in the Registration Statement (Form S-3) and related prospectus of Amnex, Inc. for the registration of 1,513,790 shares of its common stock and to the incorporation by reference therein of our report dated November 20, 1995 with respect to the financial statements of Crescent Communications, Inc. included in Amnex, Inc.'s Form 8-K dated October 4, 1995, as amended, filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP

New York, New York
November 4, 1996